EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements Nos. 33-42214, 33-98160, 333-80857 and 333-80843 on Form S-8 of Axcess International Inc. of our report dated February 28, 2007, with respect to the consolidated financial statements of Axcess International Inc. as December 31, 2006 and 2005 and for the years then ended included in its Annual Report (Form 10-KSB) for the year ended December 31, 2006.

/s/ Hein & Associates LLP

March 1, 2007
Dallas, Texas